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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20569

                               -------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


                           CLARK/BARDES HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)


        DELAWARE                                       52-2103926
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(State of Incorporation)                             (IRS Employer
                                                  Identification No.)


 2121 SAN JACINTO STREET, SUITE 2200, DALLAS, TEXAS      75201-7906
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(Address of principal executive offices)                 (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               -----------------------------
         None                                                None

Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK, $0.01 PAR VALUE
  PREFERRED STOCK PURCHASE RIGHTS ASSOCIATED WITH COMMON STOCK $0.01 PAR VALUE
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                                (Title of Class)


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Item 1.  Description of Securities to be Registered.


         The material set forth in the section captioned "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-56799), filed with the Securities and Exchange Commission (the "SEC") on June 15, 1998, as amended by Amendment No. 1 to the Registration Statement on Form S-1, filed with the SEC on July 27, 1998 and Amendment No. 2 to the Registration Statement on Form S-1 filed with the SEC on August 10, 1998, is incorporated herein by reference.



Item 2.  Exhibits.

Exhibit No.    Description
-----------    -----------
      1.       Certificate of Incorporation of Clark/Bardes Holdings, Inc.
               (filed as Exhibit 3.1 to the Registrant's Registration Statement
               on Form S-1 (Registration No. 333-56799), filed on June 15, 1998
               (the "Registration Statement")).

      2.       Bylaws of the Company (filed as Exhibit 3.2 to the Registration
               Statement and incorporated herein by reference).

      3. Specimen Certificate for shares of common stock, $0.01 par value, of the Company (filed as Exhibit 4.1 to Amendment No. 1 to the
               Registration Statement filed July 27, 1998, and incorporated herein by reference).

      4.       Rights Agreement, by and between the Company and The Bank of New
               York, dated as of July 10, 1998 (filed as Exhibit 4.2 to
               Amendment No. 1 to the Registration Statement and incorporated herein by reference).



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                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CLARK/BARDES HOLDINGS, INC.


                                  By:  /s/ MELVIN G. TODD
                                     ------------------------------------------
                                       Melvin G. Todd
                                       President and Chief Executive Officer


Dated:  August 10, 1998